CUSIP No. 629410309

EXHIBIT B
JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

TRINAD CAPITAL MASTER FUND, LTD. a Cayman Islands exempted company		TRINAD MANAGEMENT, LLC a Delaware limited liability company

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
	Robert S. Ellin, Director		Robert S. Ellin, Managing Member
Date: July 24, 2007	Date: July 24, 2007

TRINAD CAPITAL LP a Delaware limited partnership By: TRINAD ADVISORS II, LLC a Delaware limited liability company		TRINAD ADVISORS II, LLC a Delaware limited liability company
As its General Partner

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
	Robert S. Ellin, Managing Member		Robert S. Ellin, Managing Member
Date: July 24, 2007	Date: July 24, 2007

By:	/s/ Robert S. Ellin	By:	/s/ Jay A. Wolf
	Robert S. Ellin, an individual		Jay A. Wolf, an individual
Date: July 24, 2007	Date: July 24, 2007